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                           HART LIFE INSURANCE COMPANY

                                POWER OF ATTORNEY

                                 David A. Carlson
                                 Thomas M. Marra
                             Ernest M. McNeill, Jr.
                             Christine Hayer Repasy
                               Lizabeth H. Zlatkus
                              David M. Znamierowski

do hereby jointly and severally authorize Christine Hayer Repasy, Marianne O'Doherty, Christopher M. Grinnell, Thomas S. Clark, W. Michael Stobart and Shane E. Daly to sign as their agent any Registration Statement, pre-effective amendment, post-effective amendment and any application for exemptive relief of Hart Life Insurance Company under the Securities Act of 1933 and/or the Investment Company Act of 1940, and do hereby jointly and severally ratify such signatures heretofore made by such persons.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney for the purpose herein set forth.


By: /s/ David A. Carlson                    Dated as of March 24, 2003
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David A. Carlson

By: /s/ Thomas A. Carlson                   Dated as of March 24, 2003
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Thomas M. Marra

By: /s/ Ernest M. McNeill, Jr.              Dated as of March 24, 2003
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Ernest M. McNeill, Jr.

By: /s/ Christine Hayer Repasy              Dated as of March 24, 2003
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Christine Hayer Repasy

By: /s/ Lizabeth H. Zlatkus                 Dated as of March 24, 2003
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Lizabeth H. Zlatkus

By: /s/ David M. Znamierowski               Dated as of March 24, 2003
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David M. Znamierowski